EXHIBIT 23.1
                                 ------------
                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-4 No. 33-58963) and related Prospectus of Paychex, Inc. for the registration of 462,134 shares of its common stock and to the incorporation by reference therein of our reports dated July 1, 1994, with respect to the consolidated financial statements of Paychex, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended May 31, 1994 and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


                                                /s/ Ernst & Young LLP

May 15, 1995
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